UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51642 (Commission File Number)	20-1979646 (I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066 (Address of principal executive offices) (Zip Code)
831-438-2100 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 12, 2009, we notified The NASDAQ Stock Market that we do not comply with the obligation to file periodic reports under Rule 5250(c) of the Nasdaq Listing Rules.  Our Quarterly Report on Form 10-Q for our fiscal quarter ended March 27, 2009 was not filed with the Securities and Exchange Commission by the filing deadline of May 11, 2009.

Item 8.01.      Other Events.

As previously announced, we have retained Needham & Company, LLC to assist us in reviewing financial and strategic options for the company.  In order to preserve the company’s financial resources in the interim, management has decided to focus its efforts on reviewing and pursuing financial and strategic options for the company to maximize value on behalf of all of the company’s stakeholders, which may include merging with or into another company, a sale of all or substantially all of the company’s assets, or the liquidation or dissolution of the company through bankruptcy proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIZA TECHNOLOGY, INC.

Date: May 12, 2009	By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor Executive Vice President and Chief Financial Officer